Exhibit 10.4

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES, SUBJECT TO COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: March 17, 2010 Amendment and Restatement and Reissuance Date: September 24, 2012	Principal: U.S. $13,107,980.03

FOR VALUE RECEIVED, UNIGENE LABORATORIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to Victory Park Credit Opportunities Intermediate Fund, L.P., or its registered assigns (the “Holder”) the principal amount of Thirteen Million, One Hundred Seven Thousand, Nine Hundred Eighty and 03/100 Dollars ($13,107,980.03) (the “Principal”) pursuant to, and in accordance with, the terms of that certain Amended and Restated Financing Agreement, dated as of March 16, 2010, by and among the Company, Victory Park Management, LLC, as administrative agent and collateral agent (in such capacity, the “Agent”), and the Lenders party thereto (together with all exhibits and schedules thereto and as amended by the Forbearance Agreement and First Amendment to Amended and Restated Financing Agreement, dated as of September 21, 2012 (the “First Amendment”), and may otherwise be amended, restated, modified and supplemented from time to time, the “Financing Agreement”).  The Company hereby promises to pay accrued and unpaid Interest (as defined below) and premium, if any, on the Principal on the dates, at the rates and in the manner provided for in the Financing Agreement.  This Note (including all Notes issued in exchange, transfer or replacement hereof, and as any of the foregoing may be amended, restated, supplemented or otherwise modified from time, this “Note”) is issued pursuant to the Financing Agreement and is one of the Existing Notes.  All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Financing Agreement or, if not defined in the Financing Agreement, the respective meanings set forth in the First Amendment.

This Note is subject to mandatory prepayment on the terms specified in the Financing Agreement.  The Company has no right, but under certain circumstances may have an obligation, make payments of Principal prior to the Maturity Date.  At any time an Event of Default exists, the Principal of this Note, together with all accrued and unpaid Interest and any applicable premium due, if any, may be declared, or shall otherwise become, due and payable in the manner, at the price and with the effect provided in the Financing Agreement.

(1)           Definitions.

(a)      Certain Defined Terms.  For purposes of this Note, the following terms shall have the following meanings:

(i)           “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(ii)           “Conversion Amount” means the sum of (A) the Principal to be converted, redeemed or otherwise with respect to which this determination is being made and (B) the amount of all accrued and unpaid Interest on the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, as further described in the Financing Agreement (the “Interest Amount”).

(iii)           “Conversion Price” means, as of any Conversion Date or other date of determination, $0.15 per Share, subject to adjustment as provided herein.

(iv)           “Dollars” or “$” means United States Dollars.

(v)            “Interest” means any interest (including any default interest) accrued on the Principal pursuant to the terms of this Note and the Financing Agreement.

(vi)           “Issuance Date” means March 17, 2010, regardless of any exchange or replacement hereof.

(vii)            “Principal” means the outstanding principal amount of this Note as of any date of determination.

(viii)           “Principal Market” means the OTCQB tier of OTC Markets Group, Inc. (or successor thereto); provided, however, that, if after the date of the Financing Agreement the Common Stock is listed on a higher tier of OTC Markets Group, Inc. (or successor thereto) or a U.S. national securities exchange, the “Principal Market” shall mean such higher tier or U.S. national securities exchange, as applicable; provided, further, that if the Common Stock is not listed on the OTCQB (or a higher) tier of OTC Markets Group, Inc. (or successor thereto) or a U.S. national securities exchange, “Principal Market” shall mean the principal securities exchange or trading market for the Common Stock.

(ix)           “Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of March 17, 2010 and amended and restated as of September 21, 2012, by and among the Company and the Lenders.

(x)           “Shares” means shares of Common Stock.

(xi)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on its principal market (in the case of the Common Stock, the Principal Market) during the period beginning at 9:30 a.m. New York City time (or such other time as its principal market publicly announces is the official open of trading) and ending at 4:00 p.m. New York City time (or such other time as its principal market publicly announces is the official close of trading) as reported by Bloomberg Financial Markets (or any successor thereto) (“Bloomberg”) through its “Volume at Price” functions, or if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m. New York City time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m. New York City time (or such other time as such over-the-counter market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. (or any successor thereto).  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Agent.  If the Company and the Agent are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(c)(iii) below, with the term “Weighted Average Price” being substituted for the term “Conversion Price.”  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any period during which the Weighted Average Price is being determined.

(2)           Conversion Rights.  This Note may be converted into Shares on the terms and conditions set forth in this Section 2.

(a)      Conversion at Option of the Holder.  At any time on or after March 17, 2011, the Holder shall be entitled to convert all or any part of the Principal (and the Interest Amount thereon) into fully paid and nonassessable Shares (the “Conversion Shares”) in accordance with this Section 2 at the Conversion Rate (as defined in Section 2(b)).  The Company shall not issue any fraction of a Share upon any conversion.  If the issuance would result in the issuance of a fraction of a Share, then the Company shall round such fraction of a Share up or down to the nearest whole share (with 0.5 rounded up).  Notwithstanding the foregoing, prior to the filing of the Second Charter Amendment, the Company shall not be obligated to, nor shall, issue any shares of Common Stock upon any conversion of this Note in excess of the number of shares of Common Stock that are required to be reserved for conversions of the Notes and allocated to the Holder in accordance with Section 8.31 of the Financing Agreement (less any shares of Common Stock previously issued to the Holder upon conversions of the Notes).

(b)      Conversion Rate.  The number of Conversion Shares issuable upon a conversion of any portion of this Note pursuant to Section 2 shall be determined according to the following formula (the “Conversion Rate”):

_______Conversion Amount_______
Conversion Price

(c)      Mechanics of Conversion.  The conversion of this Note shall be conducted in the following manner:

(i)           Holder’s Delivery Requirements.  To convert a Conversion Amount into Conversion Shares on any date (the “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company (Attention:  Chief Executive Officer), which Conversion Notice may specify that such conversion is conditioned upon consummation of any transaction (a “Conversion Trigger Transaction”) and (B) if required by Section 2(c)(vii), surrender to a common carrier for delivery to the Company, no later than three (3) Business Days after the Conversion Date, the original Note being converted (or an indemnification undertaking in customary form with respect to this Note in the case of its loss, theft or destruction) (or, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, on the later of such third (3rd) Business Day and the date of consummation of such Conversion Trigger Transaction).

(ii)           Company’s Response.  Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company (I) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Company’s designated transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second (2nd) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice (or, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, upon the consummation of such Conversion Trigger Transaction) (the “Share Delivery Date”) (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the Holder is eligible to receive Shares through DTC, credit such aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (B) if the foregoing shall not apply, issue and deliver to the address as specified in the Conversion Notice, a stock certificate, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled.  If this Note is submitted for conversion, as may be required by Section 2(c)(vii), and the Principal represented by this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note (the “Note Delivery Date”) and at its own expense, issue and deliver to the Holder a new Note representing the Principal not converted and cancel this Note.

(iii)           Dispute Resolution.  In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of Conversion Shares that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt or deemed receipt of the Holder’s Conversion Notice or other date of determination.  If the Holder and the Company are unable to agree upon the determination of the Conversion Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile (A) the disputed determination of the Conversion Price to an independent, reputable investment banking firm agreed to by the Company and the Agent, or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent registered public accounting firm, as the case may be.  The Company shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(iv)           Record Holder.  The person or persons entitled to receive the Conversion Shares issuable upon a conversion of this Note shall be treated for all purposes as the legal and record holder or holders of such Shares on the Conversion Date (which, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, shall be deemed the date of the consummation of such Conversion Trigger Transaction), or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute.

(v)           Company’s Failure to Timely Convert.

(A)           Cash Damages.  If within three (3) Business Days after the Company’s receipt of the facsimile copy of a Conversion Notice (or, if the conversion is conditioned upon the consummation of a Conversion Trigger Transaction, upon the consummation of such Conversion Trigger Transaction) the Company shall fail to issue and deliver a certificate to the Holder for, or credit the Holder’s or its designee’s balance account with DTC with, the number of Conversion Shares to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount, or if the Company fails to issue and deliver a new Note representing the Principal to which such Holder is entitled on or before the Note Delivery Date pursuant to Section 2(c)(ii), then in addition to all other available remedies that the Holder may pursue hereunder and under the Financing Agreement, the Company shall pay additional damages to the Holder for each day after the Share Delivery Date such conversion is not timely effected and/or each day after the Note Delivery Date such Note is not delivered in an amount equal to one percent (1%) of the sum of the following: (a) in the event the Company has failed to deliver the Conversion Shares to the Holder or its designee on or prior to the Share Delivery Date, the product of (I) the number of Conversion Shares not issued to the Holder or its designee on or prior to the Share Delivery Date and to which the Holder is entitled and (II) the Weighted Average Price of the Common Stock on the Share Delivery Date (such product is referred to herein as the “Share Product Amount”), and (b) in the event the Company has failed to deliver a Note to the Holder on or prior to the Note Delivery Date, the product of (y) the number of Conversion Shares issuable upon conversion of the Principal represented by the Note to have been delivered as of the Note Delivery Date and (z) the Weighted Average Price of the Common Stock on the Note Delivery Date; provided, that in no event shall cash damages accrue pursuant to this Section 2(c)(v)(A) with respect to the Share Product Amount during the period, if any, in which the Conversion Price or the arithmetic calculation of the Conversion Rate is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii) and the Company is otherwise in compliance with Section 2(c)(iii), so long as all of the Conversion Shares are delivered to the Holder within one (1) Business Day of the resolution of such bona fide dispute.  Alternatively, subject to Section 2(c)(iii), at the election of the Holder made in the Holder’s sole discretion, the Company shall pay to the Holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies that the Holder may pursue hereunder and under the Financing Agreement), 115% of the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the Shares purchased to make delivery in satisfaction of a sale by the Holder of the Conversion Shares to which the Holder is entitled but has not received upon a conversion exceeds (B) the net proceeds received by the Holder from the sale of the Shares to which the Holder is entitled but has not received upon such conversion.  If the Company fails to pay the additional damages set forth in this Section 2(c)(v)(A) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.

(B)           Void Conversion Notice.  If for any reason (except the operation of the last sentence of Section 2(a) on or prior to the First Amendment Stockholder Approval Deadline and, if the First Amendment Stockholder Approval is obtained at the First Amendment Stockholder Meeting, on or prior to the third (3rd) Business Day thereafter), the Holder has not received all of the Conversion Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Note, other than due to the pendency of a dispute being resolved in accordance with Section 2(c)(iii) (a “Conversion Failure”), then the Holder, upon written notice to the Company (a “Void Conversion Notice”), may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder’s Conversion Notice; provided, that the voiding of the Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 2(c)(v)(A) or otherwise.

(C)           Redemption.  In the event of a Conversion Failure, the Holder, upon written notice to the Company, may require that the Company redeem, in accordance with Section 10.2 of the Financing Agreement, all of the Principal, including the Principal previously submitted for conversion and with respect to which the Company has not delivered Conversion Shares.

(vi)           Pro-Rata Conversion.  In the event the Company receives a Conversion Notice from more than one holder of the Notes for the same Conversion Date and the Company can convert some, but not all, of such Notes, then the Company shall convert from each holder of the Notes electing to have Notes converted at such time a pro-rata amount of such holder’s Note submitted for conversion based on the principal amount of the Note submitted for conversion on such date by such holder relative to the aggregate principal amount of all of the Notes submitted for conversion on such date; provided, however, that nothing in this Section 2(c)(vi) shall affect any other rights or remedies provided to the Company provided hereunder, under the Financing Agreement or any of the other Transaction Documents, or otherwise.

(vii)           Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless all of the Principal is being converted or redeemed.  The Holder and the Company shall maintain records showing the Principal converted or redeemed and the dates of such conversions or redemptions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon any such partial conversion or redemption.  Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

(d)      Taxes.  The Company shall pay any and all taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of this Note.

(e)      Adjustments to Conversion Price.  The Conversion Price will be subject to adjustment from time to time as follows:

(i)           Adjustment of Conversion Price upon Issuance of Common Stock.  If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 2(e)(i) is deemed to have issued or sold, any Shares (including the issuance or sale of Shares owned or held by or for the account of the Company, but excluding Exempted Issuances (as defined below)) for a consideration per Share less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such time, then immediately after such issue or sale (or deemed issue or sale), the Conversion Price then in effect shall be reduced to an amount equal to such consideration per Share.  For all purposes of this Section 2(e)(i), including for purposes of determining the adjusted Conversion Price under this Section 2(e)(i) and for purposes of determining whether the Company has issued or sold, or shall be deemed to have issued or have sold, any Shares for a consideration per Share less than a price equal to the Applicable Price, the following shall be applicable:

(A)           Issuance of Options.  If the Company in any manner grants or sells any Options (as defined below) and the lowest price per share for which one Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Security (as defined below) issuable upon exercise of any such Option is less than the Applicable Price, then such Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 2(e)(i)(A), the “lowest price per share for which one Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Share or of such Convertible Securities upon the exercise of such Option or upon the actual issuance of such Share upon conversion, exchange or exercise of such Convertible Security.

(B)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Share is issuable upon the conversion, exchange or exercise thereof is less than the Applicable Price, then such Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(e)(i)(B), the “lowest price per share for which one Share is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Share upon conversion, exchange or exercise of such Convertible Security, and if any such issuance or sale of such Convertible Security is made upon exercise of any Option for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(e)(i), then no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(C)           Change in Option Price or Rate of Conversion.  If the purchase, exchange or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for Shares changes at any time, then the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase, exchange or exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 2(e)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D)           Calculation of Consideration Received.  In case any Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction or series of related transactions, (A) the Options will be deemed to have been issued for a consideration equal to the greatest of (I) $0.01, (II) the specific aggregate consideration, if any, allocated to such Options, and (III) the Black-Scholes Value (as defined below) of such Options (the greatest of (I), (II) and (III), the “Option Consideration”) and, for purposes of applying the provisions of this Section 2(e), the Option Consideration shall be allocated pro-rata among all the Shares issuable upon exercise of such Options to determine the consideration per each such Share, and (B) the other securities will be deemed to have been issued for an aggregate consideration equal to the aggregate consideration received by the Company for the Options and other securities (determined as provided below), less the Option Consideration.  If any Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such securities on the date of receipt of such securities.  If any Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Shares, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or marketable securities will be determined jointly by the Company and the Agent.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected jointly by the Company and the Agent.  The determination of such appraiser shall be final and binding upon all parties absent manifest error, and the fees and expenses of such appraiser shall be borne by the Company.

(E)           Record Date.  If the Company takes a record of the holders of Shares for the purpose of entitling them (1) to receive a dividend or other distribution payable in Shares, Options or in Convertible Securities or (2) to subscribe for or purchase Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F)           Certain Definitions.  For purposes of this Section 2(e), the following terms have the respective meanings set forth below:

(I)           “Approved Stock Plan” means any employee benefit plan that has been approved by the Board of Directors of the Company (the “Board”) and the stockholders of the Company prior to the date of the First Amendment and listed on Schedule 7.43 thereto, pursuant to which the Company’s securities may be issued to any consultant, employee, officer or director for services provided to the Company, as any such plan may, on or after the date of the First Amendment Stockholder Approval, be amended to increase the aggregate number of Shares authorized for issuance under all such plans by up to an aggregate of 10,000,000 additional Shares (subject to proportionate adjustment for stock splits, stock dividends, stock combinations and similar events after the date of the First Amendment), provided that any such amendment is approved by the Board and the stockholders of the Company.

(II)           “Black-Scholes Value” of any Options shall mean the sum of the amounts resulting from applying the Black-Scholes pricing model to each such Option, which calculation is made with the following inputs: (i) the “option striking price” being equal to the lowest exercise price possible under the terms of such Option on the date of the issuance of such Option (the “Valuation Date”), (ii) the “interest rate” being equal to the Federal Reserve US H.15 T Note Treasury Constant Maturity 1 Year rate on the Valuation Date (as reported by Bloomberg through its "ALLX H15T" function (accessed by typing “ALLX H15T” [GO] on a Bloomberg terminal, and inserting the date of the Valuation Date and then looking at the row entitled “Treas Const Mat 1 Year” under the column entitled “Previous Value”)), or if such rate is not available then such other similar rate as mutually agreed to by the Company and the Agent, (iii) the “time until option expiration” being the time from the Valuation Date until the expiration date of such Option, (iv) the “current stock price” being equal to the Weighted Average Price of the Common Stock on the Valuation Date, (v) the “volatility” being the 100-day historical volatility of the Common Stock as of the Valuation Date (as reported by the Bloomberg “HVT” screen), and (vi) the “dividend rate” being equal to zero.  Within three (3) Business Days after the Valuation Date, each of the Company and the Holder shall deliver to the other a written calculation of its determination of the Black-Scholes Value of the Options.  If the Holder and the Company are unable to agree upon the calculation of the Black-Scholes Value of the Options within eight (8) days of the Valuation Date, then the Company shall submit via facsimile the disputed calculation to an investment banking firm (selected jointly by the Company and the Agent) within ten (10) days of the Valuation Date.  The Company shall cause such investment banking firm to perform the calculations and notify the company and the Holder of the results no later than five (5) Business Days after the delivery of the disputed calculation to such firm.  Such investment banking firm’s calculation of the Black-Scholes Value of the Options shall be deemed conclusive absent manifest error.  The Company shall bear the fees and expenses of such investment banking firm for providing such calculation.

(III)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Shares.

(IV)           “Exempted Issuances” shall mean: (A) Shares issued or deemed to have been issued by the Company pursuant to an Approved Stock Plan; (B) up to 1,000,000 Shares (subject to proportionate adjustment for stock splits, stock dividends, stock combinations and similar events after the Issuance Date) issued or deemed to be issued pursuant to an equity award outside of an Approved Stock Plan to the first new chief executive officer hired by the Company after the date of the Financing Agreement, provided that such equity award is approved by the Board; (C) Shares issued or deemed to have been issued upon the conversion, exchange or exercise of any Option or Convertible Security outstanding on the date prior to the date of the Financing Agreement and set forth in Schedule 7.7 to the Financing Agreement, provided that the terms of such Option or Convertible Security are not amended or otherwise modified on or after the date of the Financing Agreement, and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of Shares issued or issuable is not increased (whether by operation of, or in accordance with, the relevant governing documents or otherwise) on or after the date of the Financing Agreement; (D) Shares issued or deemed to have been issued by the Company upon conversion of the Notes; (E) Shares, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on Shares for which adjustment of the Conversion Price is fully made by Section 2(e)(i), 2(e)(ii) or 2(e)(iii); (F) Shares issued or deemed to be issued to an equipment lessor or other financial institution, or to a real property lessor, pursuant to an equipment leasing or real property leasing transaction approved by the Board, provided that the primary purpose or material result of such transaction is not to raise or obtain equity capital or cash; (G) Shares issued or deemed to be issued to a supplier or third party service provider as consideration for such supplier’s or provider’s provision of goods or services to the Company, pursuant to a transaction approved by the Board, provided that the primary purpose or material result of such transaction is not to raise or obtain equity capital or cash; (H) Shares issued or deemed to be issued in connection with a sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreement or strategic partnership, pursuant to a transaction approved by the Board, provided that the primary purpose or material result of such transaction is not to raise or obtain equity capital or cash, and provided, in the case of any Shares issued or deemed to be issued pursuant to transactions described in clauses (F), (G) and (H) of this Section 2(e)(i)(F)(IV), that the aggregate number of Shares so issued and deemed to be issued does not exceed 5,000,000 Shares (subject to proportionate adjustment for stock splits, stock dividends, stock combinations and similar events after the date of the Financing Agreement); (I) up to 5,000,000 Shares (subject to proportionate adjustment for stock splits, stock dividends, stock combinations and similar events after the date of the Financing Agreement) issuable pursuant to that certain Agreement, dated as of May 29, 2012, by and among Principal Borrower, the “Levy Parties” party thereto and the “Victory Park Parties” party thereto, without amendment or other modification except with the prior written consent of the Agent (provided that this clause (I) shall not limit or otherwise affect the Company’s obligations under the Financing Agreement and the Affiliate Subordination Agreement); and (J) the Retention Option Shares issued or deemed to be issued pursuant to the Retention Options.

(V)           “Options” means any rights, warrants or options to subscribe for or purchase Shares or Convertible Securities.

(ii)           Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) outstanding Shares into a greater number of Shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding Shares into a lesser number of Shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii)           Adjustment of Conversion Price upon a Distribution of Assets.  If the Company at any time on or after the Issuance Date shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), then, in each such case, the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the Weighted Average Price of the Common Stock on the Trading Day immediately preceding such date minus the value of the Distribution (as determined in good faith by the Board) applicable to one Share, and (B) the denominator shall be the Weighted Average Price of the Common Stock on the Trading Day immediately preceding such date.

(iv)           Adjustment for Tax Purposes.  The Company shall be entitled to make such reductions in the Conversion Price, in addition to those otherwise required by this Section 2(e), as the Board in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or any distribution of securities convertible into or exchangeable for stock, made after the Issuance Date by the Company to its stockholders shall not be taxable.

(v)           Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2(e) but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(e).

(vi)           Notices.  Promptly upon any adjustment of the Conversion Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment.  The Company will give written notice to the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro-rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 3), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.  The Company will also give written notice to the Holder at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(3)           Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.”  In addition to any other rights provided to the Holder hereunder, under the Financing Agreement or otherwise, prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person (including, for the avoidance of doubt, the sale of all or substantially all of the assets of the Company’s Subsidiaries in the aggregate) or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement, in form and substance reasonably satisfactory to the Agent and approved by the Agent (which approval shall not be unreasonably withheld), to deliver to the Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note and reasonably satisfactory to the Agent and approved by the Agent (which approval shall not be unreasonably withheld), which instrument shall have a principal amount and interest rate equal to the Principal and the interest rate of the Note, have similar ranking and have similar conversion rights, provided that such new instrument shall ensure (in a manner reasonably satisfactory to the Agent) that the Holder will thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Shares immediately theretofore acquirable and receivable upon the conversion of this Note (without regard to any limitations or restrictions on conversion), such shares of stock, securities or assets of the Acquiring Entity that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Shares that would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the conversion of this Note).  Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Agent and approved by the Agent (which approval shall not be unreasonably withheld)) to ensure that the Holder will thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Shares immediately theretofore acquirable and receivable upon the conversion of this Note (without regard to any limitations or restrictions on conversion), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Shares that would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the conversion of this Note).

(4)           Voting Rights.  Except as required by law and as expressly provided in this Note and the Financing Agreement, the Holder shall have no voting rights with respect to any of the Conversion Shares until the Conversion Date relating to the conversion of this Note upon which such Conversion Shares are issuable (or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 2(c)(iii), the first Business Day after the resolution of such bona fide dispute).

(5)           Vote to Change the Terms of the Notes.  The terms and provisions of this Note shall not be amended or waived except in accordance with Section 13.6 of the Financing Agreement.

(6)           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Financing Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(7)           Specific Shall Not Limit General; Construction.  No specific provision contained in this Note shall limit or modify any more general provision contained herein.  This Note shall be deemed to be jointly drafted by the Company and all purchasers of Notes pursuant to the Financing Agreement and shall not be construed against any Person as the drafter hereof.

(8)           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(9)           Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 13.7 of the Financing Agreement.

(10)           Transfer of this Note.  This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Sections 6.4 and 6.5 of the Financing Agreement.

(11)           Payment of Collection, Enforcement and Other Costs.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (b) an attorney is retained to represent the Holder in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action, including reasonable attorneys’ fees and disbursements.

(12)           Cancellation.  After all Principal, Interest and other amounts at any time owed under, or on account of, this Note have been paid in full or converted into Shares in accordance with the terms hereof, this Note shall automatically be deemed cancelled, shall be surrendered to the Company for cancellation and shall not be reissued.

(13)           Registered Note.  This Note is a registered Note, and the right, title and interest of the Holder and its assignees in and to this Note shall be transferable only upon notation of such transfer in the register in accordance with Sections 2.8 and 2.9 of the Financing Agreement.  As provided in the Financing Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.  This Note shall only evidence the Holder’s or its assignee’s right, title and interest in and to the Note, and in no event is this Note to be considered a bearer instrument or obligation.  This Section 13 shall be construed so that this Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations promulgated thereunder.

(14)           Waiver of Notice.  To the extent permitted by law, the Company hereby waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Financing Agreement and the other Transaction Documents.

(15)           Governing Law.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  The Company (a) agrees that any legal action or proceeding with respect to this Note or any other agreement, document, or other instrument executed in connection herewith, shall be brought exclusively in any state or federal court located within Chicago, Illinois, (b) irrevocably waives any objections which the Company may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Note, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts, and (c) further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND THE HOLDER (BY ACCEPTANCE HEREOF) IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT.

(16)           Interpretative Matters.  Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Note, (b) each accounting term not otherwise defined in this Note has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the use of the word “including” in this Note shall be by way of example rather than limitation.  If a stock split, stock dividend, stock combination or other similar event occurs during any period over which an average price is being determined, then an appropriate adjustment will be made to such average to reflect such event.

(17)           Execution.  A facsimile, telecopy, PDF or other reproduction of this Note may be delivered by the Company, and an executed copy of this Note may be delivered by the Company by facsimile, e-mail or other similar electronic transmission device pursuant to which the signature of or on behalf of the Company can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  The Company hereby agrees that it shall not raise the execution of facsimile, PDF or other reproduction of this Note, or the fact that any signature was transmitted by facsimile, e-mail or other similar electronic transmission device, as a defense to the Company’s execution of this Note.  Notwithstanding the foregoing, the Company shall be required to deliver an originally executed Note to the Holder.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first set forth above.

COMPANY:

UNIGENE LABORATORIES, INC.

By:	/s/ Ashleigh Palmer
Name:	Ashleigh Palmer
Title:	Chief Executive Officer

[Signature Page to Reissued Note]

Exhibit A

CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) of UNIGENE LABORATORIES, INC., a Delaware corporation (the “Company”), in the original principal amount of $13,107,980.03.  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

OR

The conversion requested hereby is conditioned upon the consummation of the following Conversion Trigger Transaction:                             *

Aggregate Conversion Amount to be converted at the Conversion Price (as defined in the Note):

Principal, applicable thereto, to be converted:

Interest, applicable thereto, to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:
Facsimile Number:

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):
Account Number (if electronic book entry transfer):

* No such condition applies if left blank.

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Registrar and Transfer Company to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated September 21, 2012 from the Company and acknowledged and agreed to by Registrar and Transfer Company.

UNIGENE LABORATORIES, INC.

By:
Name:
Title: